UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2001

AMERCO
(Exact name of registrant as specified in its charter)

Nevada	1-11255	88-0106815

(State or other jurisdiction	(Commission	(IRS Employer

of incorporation)	File Number)	Identification No.)

1325 Airmotive Way, Suite 100, Reno, Nevada	89502

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 688-6300

NONE

(Former name or former address, if changed since last report.)

ITEM 5. Other Events.

On October 5, 2001, AMERCO filed with the Securities and Exchange Commission (the “SEC”) a Prospectus Supplement, dated August 30, 2001, to the Prospectus, dated February 27, 2001, in connection with the offering of Medium-Term Notes Due Nine Months or More from Date of Issue on a continuing basis in an aggregate principal amount of $350,000,000 (the “Notes”). The Notes may be offered pursuant to a Distribution Agreement, dated August 30, 2001, between AMERCO and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., and Banc of America Securities LLC, as agents (the “Distribution Agreement”). The Notes will be issued under AMERCO’s Third Supplemental Indenture, dated as of August 30, 2001 (the “Third Supplemental Indenture”), to AMERCO’s Indenture, dated as of April 1, 1999. Copies of the Distribution Agreement and Third Supplemental Indenture are filed as Exhibits 1.1 and 4.2, respectively, to this Current Report on From 8-K.

On October 2, 2001, A.M. Best Co. lowered the financial strength rating for Republic Western Insurance Company, an AMERCO subsidiary, from “B++” (Very Good) to “B+” (Very Good). In addition, on September 20, 2001, Fitch, Inc. downgraded its “A-” insurer financial strength rating on Republic Western Insurance Company to “BBB+”. The press release from A.M. Best explaining its change in rating is available at www.ambest.com. That website, however, is not intended to be a part of this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Not Applicable

         (b)  Not Applicable

         (c)  Exhibits

Exhibit No.

Distribution Agreement, dated August 30, 2001	1.1

Senior Indenture, dated April 1, 1999(1)	4.1

Third Supplemental Indenture, dated August 30, 2001	4.2

Forms of Note (Included in Exhibit 4.2)	4.3

Opinion re Tax Matters from Snell & Wilmer, LLP, dated August 30, 2001	8.1

Statement re Computation of Ratios	12.1

(1)	Incorporated by reference from AMERCO’s Form 8-K dated April 8, 1999

Item 8. Not Applicable

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERCO

Date: October 4, 2001	By:	/s/ Gary V. Klinefelter

Gary V. Klinefelter

Secretary

EXHIBIT INDEX

EXHIBIT NO.

Distribution Agreement, dated August 30, 2001	1.1

Senior Indenture, dated April 1, 1999(1)	4.1

Third Supplemental Indenture, dated August 30, 2001	4.2

Forms of Note (Included in Exhibit 4.2)	4.3

Opinion re Tax Matters from Snell & Wilmer, LLP, dated August 30, 2001	8.1

Statement re Computation of Ratios	12.1

(1)  Incorporated by reference into AMERCO's 8-K dated April 8, 1999